   As filed with the Securities and Exchange Commission on September 20, 2000


                           Registration No. 333-
                           -------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                      REGISTRATION STATEMENT ON FORM S-8
                                     under
                          THE SECURITIES ACT OF 1933

                           AXENT TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                         2400 Research Boulevard, Suite 200
   Delaware                 Rockville, Maryland  20850          87-0393420
                                 (301) 258-5043
(State or other    (Address of principal executive offices)   (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
organization)

                           AXENT Technologies, Inc.
                           1999 INCENTIVE STOCK PLAN
                           (Full title of the plan)

                               BRANDON H. HIRSCH
                           AXENT Technologies, Inc.
                      2400 Research Boulevard, Suite 200
                          Rockville, Maryland  20850
                                (301) 258-5043

(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                             PROPOSED MAX-     PROPOSED MAX-
TITLE OF SECURITIES         AMOUNT TO BE     IMUM OFFERING     IMUM AGGREGATE       AMOUNT OF
TO BE REGISTERED           REGISTERED/(1)/  PRICE PER SHARE    OFFERING PRICE    REGISTRATION FEE
                           ---------------  ---------------  ------------------  ----------------
Common Stock (par value       1,400,000     $   21.313/(1)/    $ 29,838,200/(1)/  $ 7,877.29/(1)/
$.02 per share)

  (1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the closing price of $21.313 per share reported on the Nasdaq National Market on September 18, 2000.

  This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of registered securities will begin as soon as practicable after such effective date.

                                    PART I

     The information required by Part I is included in documents sent or given to participants in the 1999 Incentive Stock Plan, pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
---------------------------------------------------
The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by AXENT Technologies, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

        (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on April 4, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

        (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed on August 14, 2000, pursuant to
             Section 13 of the Exchange Act.

        (3) The Company's Current Report on Form 8-K, filed on August 3, 2000, pursuant to the Exchange Act.

        (4) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, filed on May 15, 2000, pursuant to
             Section 13 of the Exchange Act.

        (5) The Company's Notification of Late Filing on Form 12b-25 for the period ended December 31, 1999, filed on March 31, 2000, pursuant to Section 13 of the Exchange Act.

        (6) The Company's Current Report on Form 8-K, filed on February 28, 2000, pursuant to the Exchange Act.

        (7) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        (8) The Company's Proxy Statement dated May 3, 2000, for its Annual Meeting of Stockholders held on June 6, 2000 filed pursuant to
             Section 14 of the Exchange Act.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.  Not applicable.
------------------------------------------------------

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
--------------------------------------------------
Counsel for the Company, Shaw Pittman, Washington, D.C., has rendered an opinion to the effect that the Common Stock offered hereby is duly and validly issued, fully paid and nonassessable. Certain members of Shaw Pittman, or investment partnerships of which such persons are partners, beneficially own approximately 9,650 shares of the Company's Common Stock.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
-----------------------------------------------------
Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and employees of a corporation under certain conditions and subject to certain limitations. The Company's Bylaws include provisions to require the Company to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary, and the Company has entered into indemnification agreements with its directors and officers to that effect.
Section 145 empowers the Company to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities in connection with their service in such positions and the Company maintains such insurance providing coverage of up to $7 million with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
----------------------------------------------------------------

ITEM 8.   EXHIBITS.
--------------------
Exhibit
Number         Description
               -----------

5.1 Opinion of Shaw Pittman, as to the legality of securities being registered.

10.1*          1999 Incentive Stock Plan of the Company.

23.1           Consent of Counsel (contained in Exhibit 5.1).

23.2           Consent of PricewaterhouseCoopers LLP

23.3           Consent of Ernst & Young LLP, independent auditors

24.1           Power of Attorney (included in signature pages).

*Incorporated by reference to the Company's Prospectus/Joint Proxy Statement, filed on April 30, 1999, with the Commission, File No. 000-28100


ITEM 9.   UNDERTAKINGS.
------------------------
    (a) The undersigned Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, and the State of Maryland on this 15th day of June, 2000.


                            AXENT TECHNOLOGIES, INC.

                     By: /s/ John C. Becker
                     ----------------------
                        John C. Becker, Chief Executive Officer
                        and Chairman of the Board of Directors


                               POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Each person whose signature appears below in so signing also makes, constitutes and appoints John C. Becker, Phillip A. Salopek, and Brandon H. Hirsch, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement on Form S-8, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or their substitute or substitutes may do or cause to be done by virtue hereof.


Signature                   Title                                              Date
                            -----                                              ----
/s/ John C. Becker          Chairman of the Board, Chief Executive             June 15, 2000
--------------------------  Officer and Director (Principal Executive
John C. Becker              Officer)

/s/ Phillip A. Salopek      Vice President of Finance, Treasurer               June 15, 2000
--------------------------  and Assistant Secretary (Principal Financial and
Phillip A. Salopek          Accounting Officer)

/s/ Gabriel A. Battista     Director                                           June 15, 2000
--------------------------  --------
Gabriel A. Battista

/s/ John F. Burton          Director                                           June 15, 2000
--------------------------  --------
John F. Burton

/s/ Timothy A. Davenport    Director                                           June 15, 2000
--------------------------  --------
Timothy A. Davenport

/s/ Richard A. Lefebvre     Director                                           June 15, 2000
--------------------------  --------
Richard A. Lefebvre

/s/ Kevin A. McNerney       Director                                           June 15, 2000
--------------------------  --------
Kevin A. McNerney

                                 EXHIBIT INDEX

Exhibit
Number         Description
               -----------

5.1 Opinion of Shaw Pittman, as to the legality of securities being registered.

10.1*          1999 Incentive Stock Plan of the Company.

23.1           Consent of Counsel (contained in Exhibit 5.1).

23.2           Consent of PricewaterhouseCoopers LLP

23.3           Consent of Ernst & Young LLP, independent auditors

24.1           Power of Attorney (included in signature pages).

*Incorporated by reference to the Company's Prospectus/Joint Proxy Statement, filed on April 30, 1999, with the Commission, File No. 000-28100